SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 10, 2003

APPLIED MICROSYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	0-26778	91-1074996
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer) Identification No.)

16770 NE 79th Street
Suite 103
Redmond, Washington 98052
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 883-1606

Item 5. Other Events and Regulation FD Disclosure.

     On November 10, 2003, the board of directors of Applied Microsystems Corporation (the “Company”), in accordance with the Company’s plan of complete liquidation and dissolution (the “Plan of Dissolution”), approved an initial liquidating distribution of $0.08 per share to the shareholders of record of the Company’s common stock as of June 30, 2003, the date the Company closed its share transfer records. The receipt of cash by the Company’s shareholders as a result of the liquidating distribution will be a taxable transaction for federal income tax purposes. Shareholders are encouraged to consult their own tax advisors for a full understanding of the tax consequences of the liquidating distribution.

     The Company filed its articles of dissolution with the Washington Secretary of State on June 30, 2003, which became effective upon filing. The Company instructed its transfer agent to close the share transfer records of the Company as of the close of business on June 30, 2003, and to no longer recognize or record any transfers of shares of the Company’s common stock after such date. The Company’s board of directors set November 20, 2003, as the record date for the initial liquidating distribution. However, because the Company’s stock transfer books were closed effective as of the close of business on June 30, 2003, the initial liquidating distribution, and all future liquidating distributions, if any, will be made only to the shareholders of record at the close of business on June 30, 2003, except as may be necessary as a result of any assignments by will, intestate succession or operation of law.

     Following the initial liquidating distribution, the Company intends to retain the remaining assets of the Company to satisfy the requirements of Washington law and to pay or adequately provide for the payment of any known, actual or contingent liabilities of the Company until such time as the Company’s board of directors determines that all of the Company’s liabilities have been paid. After such time, all of the Company’s remaining assets, if any, will be distributed in a final liquidating distribution to the Company’s shareholders of record at the close of business on June 30, 2003, except as may be necessary as a result of any assignments by will, intestate succession or operation of law. The timing of future distributions, if any, will be at the discretion of the Company’s board of directors; however, the Company does not anticipate making any further liquidating distributions prior to June 30, 2005.

     On November 13, 2003, the Company received the $500,000 holdback from Metrowerks Corporation, a wholly owned subsidiary of Motorola, Inc. pursuant to the terms of the asset purchase agreement in connection with the sale of the Company’s embedded systems development tools business and assets.

     The Company currently employs only one employee for the purpose of adjusting and winding up the Company’s business and affairs and paying the Company’s creditors. The Company anticipates eliminating its sole employee before the end of the Company’s first quarter of fiscal 2004 and utilizing contract consultants to continue winding up the Company’s affairs thereafter.

     The Company intends to cease filing periodic reports, such as Forms 10-K and 10-Q, with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1394. The Company intends to continue to disclose material events by filing current reports on Form 8-K.

Item 6. Resignations of Registrant’s Directors.

     Effective November 10, 2003, Charles H. House and Elwood D. Howse, Jr. resigned as directors of the Company. Neither Mr. House nor Mr. Howse advised the Company of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Following the effectiveness of the resignations set forth above, the Company’s bylaws were amended such that the authorized number of directors of the Company shall be one (1).

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Amendment to the Bylaws of Applied Microsystems Corporation as of November 10, 2003

99.1	Condensed Consolidated Statements of Operations (Unaudited) for the three months and nine months ended September 30, 2003, and Condensed Consolidated Balance Sheets (Unaudited) as of September 30, 2003, and as of December 31, 2002

Item 12. Results of Operations and Financial Condition.

     The information furnished under this Item 12 and the exhibit attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

     A copy of the Company’s unaudited condensed consolidated statements of operations for the three- and nine-month periods ended September 30, 2003, and unaudited condensed consolidated balance sheets as of September 30, 2003, and as of December 31, 2002, are attached hereto as Exhibit 99.1 and are incorporated herein by this reference. On October 31, 2003, the Company reduced its liabilities by approximately $678,000 in accordance with Washington law due to the failure of certain known creditors of the Company to respond to a notice in writing within the statutory 120 day claim period. In addition, on November 13, 2003, the Company received the $500,000 holdback from Metrowerks Corporation, a wholly owned subsidiary of Motorola, Inc. pursuant to the terms of the asset purchase agreement in connection with the sale of the Company’s embedded systems development tools business and assets.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Microsystems Corporation

November 14, 2003		/s/ Stephen J. Verleye

	By:	Stephen J. Verleye
	Its:	Director

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Bylaws of Applied Microsystems Corporation as of November 10, 2003

99.1	Condensed Consolidated Statements of Operations (Unaudited) for the three months and nine months ended September 30, 2003, and Condensed Consolidated Balance Sheets (Unaudited) as of September 30, 2003, and as of December 31, 2002

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